UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HOLLY ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-0833098
(State of incorporation or organization)	(IRS Employer Identification No.)

100 Crescent Court, Suite 1600
Dallas, Texas 75201
(Address of principal executive offices and zip code)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-113588 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
INDEX TO EXHIBITS

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of common units representing limited partner interests in Holly Energy Partners, L.P. (the “Registrant”) is set forth under the captions “Summary,” “Cash Distribution Policy,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-113588) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on March 15, 2004. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-113588), initially filed with the Securities and Exchange Commission on March 15, 2004 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

	By:	HEP LOGISTICS HOLDINGS, L.P.,
its General Partner

		By:	HOLLY LOGISTIC SERVICES, L.L.C.,
its General Partner

By:
/s/ Stephen J. McDonnell
Stephen J. McDonnell
Vice President
and Chief Financial Officer
Date: June 21, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-113588), initially filed with the Securities and Exchange Commission on March 15, 2004 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).